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                                                                 Exhibit 10.10.2
                             SECOND AMENDMENT TO THE
                      RPM, INC. 1997 RESTRICTED STOCK PLAN
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         THIS SECOND AMENDMENT is executed as of the date set forth below by
RPM, Inc. (hereinafter referred to as the "Company").

                                   WITNESSETH:

         WHEREAS, the Company has adopted and maintains the RPM, Inc. 1997 Restricted Stock Plan (hereinafter referred to as the "Plan") for the benefit of certain of its employees and certain employees of the Company's subsidiaries; and

         WHEREAS, the Company reserved the right, pursuant to Section 8 of the Plan, to make certain amendments thereto; and

         WHEREAS, it is the desire of the Company to amend the Plan so that employees may surrender Shares awarded under the Plan and receive a credit to their account under the RPM, Inc. Deferred Compensation Plan;

         NOW, THEREFORE, effective May 31, 2002 and pursuant to Section 8 of the Plan, the Company hereby amends Article 11 of the Plan by the deletion of said
Article 11 in its entirety and the substitution in lieu thereof the following:

         "11. COORDINATION WITH DEFERRED COMPENSATION PLAN.

                  11.1. In the event that an employee who becomes an eligible employee under this Plan on or before May 31, 2002 has received an award of Shares subject to the restrictions set forth in Section 5.2 above, has not made an election under Section 83(b) of the Internal Revenue Code, and will be in receipt



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         of an amount of compensation in excess of the amount that may be deducted under Section 162(m) of the Internal Revenue Code upon lapse of the restrictions, the Committee shall have the right and authority to cancel such number of Shares as is necessary so that the compensation amount attributable to the remaining Shares that will become unrestricted on or before the next immediate May 31 will be deductible by the Company after taking into account Section 162(m) of the Internal Revenue Code, and the employee shall automatically receive as a credit to his Company Contribution Account under the RPM, Inc. Deferred Compensation Plan ("Deferred Compensation Plan") an amount equal to (i) multiplied by (ii) where:

                  (i) equals the average closing price of one Share for the five (5) trading day period ending on such May 31; and

                  (ii) equals the number of Shares that the Committee has elected to cancel as set forth above in this Section 11.1.

         The Committee may determine to make such a cancellation at any time but not later than ten (10) days prior to the date the restrictions for such Shares lapse pursuant to Section 5.2 above. The Employee shall be notified in writing of any such cancellation and shall be subject to such further requirements as determined by the Committee in its sole discretion.

                  11.2. In the event that an employee who becomes an eligible employee under this Plan after May 31, 2002 has received an award of Shares subject to the restrictions set forth in Section 5.2 above, has not made an election under Section 83(b) of the Internal Revenue Code, and will be in receipt of an amount of compensation in excess of the amount that may be deducted under


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         Section 162(m) of the Internal Revenue Code upon lapse of the restrictions, the Committee shall have the right and authority to cancel such number of Shares as is necessary so that the compensation amount attributable to the remaining Shares that will become unrestricted on or before the next immediate May 31 will be deductible by the Company after taking into account Section 162(m) of the Internal Revenue Code, and the employee shall automatically have the same number of Shares credited to his Restricted Stock Account under the Deferred Compensation Plan. The Committee may determine to make such a cancellation at any time but not later than ten (10) days prior to the date the restrictions for such Shares lapse pursuant to Section
         5.2 above. The Employee shall be notified in writing of any such cancellation and shall be subject to such further requirements as determined by the Committee in its sole discretion.

                  11.3. In the event that any employee has received an award of Shares subject to the restrictions set forth in Section 5.2 above, has not made an election under Section 83(b) of the Internal Revenue Code, and will be in receipt of an amount of compensation upon lapse of such restrictions, the employee may elect to surrender, as of a date specified in his election, any of the Shares awarded under this Plan and the employee shall automatically have the same number of Shares credited to his Restricted Stock Account under the Deferred Compensation Plan. For an election to be valid, it must be made in accordance with the terms and conditions imposed by the Committee and the requirements of the Deferred Compensation Plan. An employee may make one (1) irrevocable election during each Plan Year. The first surrender election of an employee must be delivered to




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         and accepted by the Committee in accordance with the deadlines established by the Committee. For each succeeding Plan Year, the surrender election with respect to the Shares must be delivered to and accepted by the Committee at least six (6) months prior to the date all restrictions with respect to the Shares lapse.

                  11.4 An employee shall be vested in Shares or amounts credited to his Account Balance under the Deferred Compensation Plan as a result of cancellation or surrender of Shares under this Plan when restrictions on the Shares cancelled or surrendered would have lapsed under this Plan."

         IN WITNESS WHEREOF, RPM, Inc., by its officer as duly authorized, has caused this Second Amendment to the Plan to be executed as of this 22nd day of May, 2002.

                                       RPM, Inc.

                                       By:  /s/ Ronald A. Rice
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